U.S. SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549

                                          FORM 8-K

                                       CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported):  January 10, 2002


                             NESS ENERGY INTERNATIONAL, INC.
                (Exact name of registrant as specified in its charter)

                                     Washington
                   (State or jurisdiction of incorporation
                                 or organization)

                                      0-10301
                             (Commission File Number)

                                      91-1067265
                        (I.R.S. Employer Identification Number)

     4201 East Interstate 20, Willow Park, Texas                      76087
        (Address of Principal Executive Offices)                    (Zip Code)

                     Registrant's telephone number:  (817) 341-1477


        (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On January 10, 2002, the Registrant acquired Oil and Gas Leases from AMD Property Company, Ltd. covering approximately 160 acres and from Doss Property Company, Ltd. a Texas Limited Partnership, covering approximately 2000 acres. These leases are adjoining and are in Parker County, Texas approximately 10 miles west of Weatherford. The leases as entered into and amended on January 10, 2002 carry a primary term from January 10, 2002 to January 10, 2005 and continue as long as drilling is in process or oil or gas is being produced. Pursuant to an arms length negotiated oral agreement, the Registrant is exchanging shares of its restricted 144 common stock for the leases, 10,938 shares to AMD Property and 134,677 to Doss Property. The number of shares of common stock was calculated using the agreed upon values of $50.00 per acre and $.73 per share of stock. The issuance of the Registrants shares is pursuant to non public offering exemptions under the securities laws.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS:

NUMBER         DESCRIPTION

10.1 Oil and Gas Lease dated May 11, 2001 and amended on January 10, 2002 between Registrant and AMD Property Company, Ltd.

10.2 Oil and Gas Lease dated May 11, 2001 and amended on January 10, 2002 between Registrant and Doss Property Company, Ltd.)

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Ness Energy International, Inc.


Date:  February 11, 2002                  By:  /s/ Hayseed Stephens
                                          Hayseed Stephens, President and Chief
                                           Executive Officer

                                    EXHIBIT INDEX

NUMBER                            DESCRIPTION                             PAGE

10.1    Oil and Gas Lease dated May 11, 2001 and amended on January 10,      3
        2002 between Registrant and AMD Property Company, Ltd.

10.2    Oil and Gas Lease dated May 11, 2001 and amended on January 10,      8
        2002 between Registrant and Doss Property Company, Ltd.